UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2009 (December 4, 2009)

ANCHOR FUNDING SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10801 Johnston Road, Suite 210 Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(866) 789-3863

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On December 4, 2009, Anchor Funding Services, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Brookridge Funding, LLC (“Seller”) providing for the acquisition of certain assets and accounts of Seller’s purchase order finance business (the “Acquired Business”).  The closing of the acquisition took place on December 7, 2009.  In connection with the transaction, the Company and Seller’s principals invested $1.5 million in Brookridge Funding Services, LLC, the Company’s newly formed 80% owned subsidiary which will operate the Acquired Business (“Brookridge”).  The purchase price for the Acquired Business was $2.4 million (the Acquired Business’s outstanding client account balances at closing), plus an earn-out payment based the Acquired Business’s operating income of up to $800,000.

In connection with closing, Brookridge entered into a credit agreement (the “Credit Agreement”) with MGM Funding, LLC, a limited liability owned and controlled by the Company’s Co-Chairmen, Morry F. Rubin and George Rubin, and an investor (“Lender”), pursuant to which Lender will provide a $3.7 million senior credit facility to Brookridge.  Morry F. Rubin is the managing member of MGM. Loans under the Credit Agreement are secured by all of Brookridge’s assets and will bear interest at a 20% annual rate. The Credit Agreement contains standard representations, covenants and events of default for facilities of this type.  Occurrence of an event of default allows the Lender to accelerate the payment of the loans and/or terminate the commitments to lend, in addition to other legal remedies, including foreclosing on collateral.

Copies of the Asset Purchase Agreement and the Credit Agreement are filed with this report as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated herein by reference.  The foregoing description of the  of the Asset Purchase Agreement and the Credit Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements.  A copy of the news releases announcing the transaction and material agreements are filed with this report as Exhibits 99.1, 99.2 and 99.3 and are hereby incorporated herein by reference.

Item 2.01. Completion of Acquisition of Assets

Incorporated by reference in Item 1.01 described above.

Item 3.02.  Unregistered Sale of Equity Securities

On December 7, 2009, Morry F. Rubin and George Rubin, Co-Chairmen of the Company and an investor, each agreed to invest $166,668 into Anchor in exchange for 166,668 shares of Common Stock and 10-year warrants to purchase 666,672 shares of the Company’s Common Stock at an exercise price of $1.00 per share, for a total of approximately $500,000.

Item 7.01. Regulation FD Disclosure.

On December 8, 2009, the Company issued three press releases regarding (i) the completion of the acquisition of certain assets of Brookridge Funding, LLC, (ii) a $3.7 million senior credit facility to fund the acquisition of assets of Brookridge and (iii) Anchor’s Co-Chairman and an investor making a $500,000 investment in Anchor. Copies of the press releases are attached as exhibits hereto.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired**
(b)	Pro Form Financial Information**
(c)	Shell companies - Not applicable.
(d)	Exhibits.

Exhibit	Description

10.1	Asset Purchase Agreement between the Company and Brookridge Funding, LLC.*

10.2	Senior Credit Facility between the Company and MGM Funding LLC.*

99.1	Press Release dated December 8, 2009 regarding the completion of the acquisition of certain assets of Brookridge Funding, LLC.*

99.2	Press Release dated December 8, 2009 regarding a $3.7 million senior credit facility to fund the acquisition of assets of Brookridge.*

99.3	Press Release dated December 8, 2009 regarding Anchor’s Co-Chairman and an investor making a $500,000 investment in Anchor.*
______________________
*     Filed herewith
**   To be filed by amendment within 71 days of the due date of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR FUNDING SERVICES, INC., a Delaware corporation

Date: December 8, 2009	By:	/s/ Brad Bernstein
Brad Bernstein, President and Chief Financial Officer